Exhibit 10.5

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this "Agreement") is made this 28th day of September, 2017, between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (together with its successors and assigns, "Lender"), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation ("Company").

Recitals:

Company desires to obtain loans and other financial accommodations from Lender pursuant to that certain Loan Agreement dated the date hereof (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement") by and between Company and Lender.

Lender is willing to make loans and other financial accommodations to Company from time to time, pursuant to the terms of the Loan Agreement, provided that, among other things, Company executes this Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company hereby agrees with Lender as follows:

1.                   Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Full Payment" shall mean full and final payment of the Obligations (as defined in the Security Agreement) (hereinafter, the "Obligations") and termination of Lender's financing arrangements with Company; and the term "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

2.                   To secure the prompt payment and performance of all of the Obligations, Company hereby grants, assigns and pledges to Lender a continuing security interest in and lien upon all of the following property of Company, whether now owned or existing or hereafter created or acquired and wherever located (collectively, the "Trademark Collateral"):

(a)                all state (including common law), federal and foreign trademarks, service marks and trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or other business identifiers, domain names, designs and general intangibles of like natures, together with and including all licenses therefor held by company (unless otherwise prohibited by any license or related licensing agreement under circumstances where the granting of the security interest would have the effect under applicable law of the termination or permitting termination of the license for breach and where the licensor has elected such termination remedy), and all registrations and recordings thereof, and all applications filed or to be filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof (but excluding any "intent-to-use" application for registration of the trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the filing of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), and all extensions or renewals thereof, including any of the foregoing identified on Exhibit A hereto (as the same may be amended, modified or supplemented from time to time), and the right (but not the obligation) to register claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew and extend any of the same, to sue or bring opposition or cancellation proceedings in the name of Company or in the name of Lender for past, present or future infringement or uncontested use thereof, and all rights arising therefrom throughout the world (collectively, the "Trademarks");

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(a)                all claims, causes of action and rights to sue for past, present or future infringement or unconsented use of any Trademarks and all rights arising therefrom and pertaining thereto;

(b)                all general intangibles (as defined in the UCC) related to or arising out of any of the Trademarks and all the goodwill of Company's business symbolized by the Trademarks or associated therewith; and

(c)                all proceeds of any and all of the foregoing Trademark Collateral, including, without limitation, license royalties, rights to payment, accounts receivable, proceeds of infringement suits and all payments under insurance or any indemnity, warranty or guaranty payable by reason nor loss or damage to or otherwise with respect to the foregoing Trademark Collateral.

3.                   Company represents and warrants to Lender that:

(a)                Each of the Trademarks is subsisting and has not been adjudged invalid or unenforceable;

(b)                To be best of its knowledge, no claim has been made that the use of any of the Trademarks does or may violate the rights of any Person;

(c) Company has the unqualified right to enter into this Agreement and perform its terms;

(d) To the best of its knowledge, each of the Trademarks is valid and enforceable; and

(e)                Company is the sole and exclusive owner of the entire right, title and interest in and to all of the Trademark Collateral, free and clear of any Liens, charges and encumbrances (except licenses permitted pursuant to paragraph 6 below), including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Company not to sue third Persons.

4.                   Company covenants and agrees with Lender that:

(a)                Company will maintain the quality of the products associated with the Trademarks, at a level consistent with the quality at the time of this Agreement, and will, upon Lender's request, provide Lender with a certificate to that effect executed by an officer of Company;

(b)                Company will not intentionally change the quality of the products associated with the Trademarks without Lender's prior written consent; and

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(c)                Except for Trademarks abandoned by Company in the ordinary course of business (provided such abandonment could not be reasonably expected to have a material adverse effect on Company or its business), Company has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the registered Trademarks, including, without limitation, filing an affidavit of use with the United States Patent and Trademark Office and any applicable foreign filing office for each registered Trademark as required by applicable law to maintain the registration thereof without loss of protection therefor.

5.                   Company hereby grants to Lender and its employees and agents the right to visit Company's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks in accordance with the terms of Section DD.06(b) of Schedule DD to the Loan Agreement.

6.                   Until Full Payment of all of the Obligations, Company shall not enter into any license agreement relating to any of the Trademarks with any person or entity except non-exclusive licenses to customers, vendors, suppliers, agents or other service providers of Company in the regular and ordinary course of Company's business as presently conducted and for reasonable and customary compensation, and shall not become a party to any agreement with any person or entity that is inconsistent with Company's obligations under this Agreement.

7.                   If, before Full Payment of all of the Obligations, Company shall obtain rights to any new trademarks, or become entitled to the benefit of any trademark application or trademark or any renewal of any Trademark, the provisions of paragraph 2 hereof shall automatically apply thereto, and Company shall give to Lender prompt notice thereof in writing.

8.                   Company irrevocably authorizes and empowers Lender to modify this Agreement by amending Exhibit A to include any future trademarks and trademark applications under paragraph 2 or paragraph 7 hereof.

9.                   At any time that an Event of Default exists, Lender shall have, in addition to all other rights and remedies given it by this Agreement and the other Loan Documents, all rights and remedies of a secured party under the UCC and all other rights and remedies under applicable law. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without notice (except as described in the next sentence, if required by applicable law, or demand whatsoever to Company, each of which Company hereby expressly waives), collect directly any payments due Company in respect of the Trademark Collateral, or sell at public or private sale or otherwise realize upon all or from time to time, any of the Trademark Collateral. Company hereby agrees that ten (10) days written notice to Company of any public or private sale or other disposition of any of the Trademark Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Lender may, to the extent permitted by law, purchase the whole or any part of the Trademark Collateral sold, free from any right of redemption on the part of Company, which right Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Trademark Collateral all reasonable costs and expenses incurred by Lender in enforcing its rights hereunder (including, without limitation, all reasonable attorneys' fees), Lender shall apply the remainder of such proceeds to the payment of the Obligations in such order and manner as may be authorized or required by the Loan Agreement. Any remainder of the proceeds after Full Payment of all of the Obligations shall be paid over to Company. If any deficiency shall arise, Company shall remain liable therefor.

10.                 Company hereby makes, constitutes and appoints Lender and any officer or agent of Lender as Lender may reasonably select, as Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall exist: to endorse Company's name on all applications, documents, papers and instruments necessary for Lender to continue the registration of or to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Trademark Collateral to any other Person. Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until Full Payment of all of the Obligations, upon which time such power of attorney will automatically terminate (unless sooner terminated by the parties).

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11.                 Any and all reasonable fees, costs and expenses, of whatever kind or nature (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including, without limitation, all taxes in connection therewith) with the United States Patent and Trademark Office or in any other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, and Liens or otherwise protecting, maintaining, or preserving the Trademark Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademark Collateral, shall be borne and paid by Company (it being the intent of the Company and Lender that Company shall be responsible for the payment of all sums, fees, costs and expenses incurred, including, without limitation, all renewal fees with respect to the Trademarks) or, if paid by Lender in its sole discretion, shall be reimbursed by Company on demand by Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the Default Rate then applicable to the Line of Credit.

12.                 Company shall use its commercially reasonable efforts to detect any infringers of the Trademarks and shall notify Lender in writing of material infringements detected. Company shall have the duty, through counsel acceptable to Lender, to prosecute diligently any trademark application for a Trademark pending as of the date of this Agreement or thereafter until Full Payment of all of the Obligations, to make federal application on registrable but unregistered Trademarks (subject to Company's reasonable discretion in the ordinary course of business or, during the existence of an Event of Default or a Default, promptly upon Lender's request), to file and prosecute opposition and cancellation proceedings, to file and prosecute lawsuits to enforce the Trademarks and to do any and all acts which are deemed necessary or desirable by Lender to preserve and maintain all rights in the Trademarks, unless in any such case Company has reasonably determined that such Trademark is no longer material to the conduct of its business. Any expenses incurred in connection with such applications or proceedings shall be borne by Company. Company shall not abandon any right to file a trademark application, or any pending trademark application or trademark without the consent of Lender, unless Company has determined that such trademark application or trademark is no longer necessary or material to the conduct of its business.

13.                 Notwithstanding anything to the contrary contained in paragraph 12 hereof, at any time that an Event of Default exists, Lender shall have the right, but shall in no way be obligated, to bring suit instead in its own name to enforce the Trademarks and any license hereunder, or to defend any suit or counterclaim in its own name to protect the Trademarks or any license hereunder, in either of which events Company shall at the request of Lender do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Lender to aid such enforcement, or defense, and Company shall promptly, upon demand, reimburse and indemnify Lender for all reasonable costs and expenses incurred in the exercise of Lender's rights under this paragraph 13.

14.                 If Company fails to comply with any of its obligations hereunder and at the time of such failure or as a result thereof an Event of Default exists, then to the extent permitted by applicable law, Lender may discharge such obligations in Company's name or in Lender's name, in Lender's sole discretion, but at Company's expense, and Company agrees to reimburse Lender in full for all expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in prosecuting, defending or maintaining the Trademarks or Lender's interest therein pursuant to this Agreement.

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15.                 No course of dealing between Company and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.                 All of Lender's rights and remedies with respect to the Trademark Collateral, whether established hereby or by any of the other Loan Documents, or by any other agreements or by applicable law shall be cumulative and may be exercised singularly or concurrently.

17.                 The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

18.                 This Agreement, together with the other Loan Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether expressed or implied, oral or written. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 8 hereof.

19.                 The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Lender and upon the successors and permitted assigns of Company. Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Lender.

20.                 Company hereby waives notice of Lender's acceptance hereof.

21.                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

22.                 To the fullest extent permitted by applicable law, Company and Lender each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the Trademark Collateral.

23.                 Upon Full Payment, Lender shall execute and deliver to Company, at Company's request and at Company's expense, all releases, termination statements, and other instruments as may be necessary or proper to release or reflect the release of Lender's security interest in the Trademark Collateral, including all documentation necessary to reflect such release in the United States Patent and Trademark Office.

[Remainder of page intentionally left blank; signatures appear on following pages.]

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WITNESS the execution hereof as of the date first above written.

APPLIED OPTOELECTRONICS, INC.
(“Company”)

By: /s/ Stefan Murry
Name: Stefan Murry
Title: Chief Financial Officer

Accepted:

BRANCH BANKING AND TRUST
COMPANY
(“Lender”)

By: /s/ Brannon E. Fitch
Name: Brannon E. Fitch
Title: SVP

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EXHIBIT A

Trademarks

Trademark	Jurisdiction	Registration/Application Number	Registration/File Date
	United States Patent and Trademark Office	3001557	Registered Date: September 27, 2005
	United States Patent and Trademark Office	2832440	Registered Date: April 13, 2004
AOI	United States Patent and Trademark Office	2535730	Registered Date: February 5, 2002

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